Exhibit 99.1

NEWS RELEASE	Allied Motion Technologies Inc. 495 Commerce Drive, Suite 3 Amherst, NY 14228 Phone: 716-242-8634 Fax: 716-242-8638

FOR IMMEDIATE RELEASE

Allied Motion Reports 7% Sales Increase for 2016 First Quarter

AMHERST, N.Y., May 4, 2016 — Allied Motion Technologies Inc. (NASDAQ: AMOT) (“Company”), a global designer and manufacturer of motion control products, today reported financial results for the first quarter ended March 31, 2016.

“Sales in the first quarter were up nearly 7% from last year as the contribution from the Heidrive acquisition offset the continued softness in our Vehicle market,” commented Dick Warzala, Chairman and CEO of Allied Motion.  “The decline in earnings from last year reflects higher operating costs in the quarter from increased investment in engineering and development for multi-product motion system offerings and the investments we continue to make to realign our organization for greater efficiency and accelerated growth.  On a positive note, when you compare current quarter to 2015 fourth quarter results, revenue was up over 25% and earnings tripled as sales from all of our major markets, including Vehicle, trended upwards.”

First Quarter 2016 Review

Sales for the quarter were $63.7 million, a 6.9% increase from $59.6 million in the 2015 first quarter.  The increase reflects the incremental sales from the January 2016 acquisition of Heidrive GmbH, a German-based motor and drive solutions company, partially offset by lower sales in the Vehicle and Aerospace & Defense markets.  Sales to U.S. customers were 55% of total sales for the quarter compared with 67% for the same period last year, with the balance of sales to customers primarily in Europe, Canada and Asia.

Gross profit was $18.3 million, or 28.7% of revenue, compared with $17.5 million, or 29.4% of revenue, in the 2015 first quarter.  The gross margin compression reflects product mix.

Operating expenses increased $1.9 million, or 15.8%, to $13.7 million in the first quarter, primarily due to Heidrive as well as investments in systems and personnel to support the Company’s growth.  Allied Motion continues to invest in engineering and development (E&D) for new product development, much of which is application specific.  E&D as a percent of revenue was 6.4% in the 2016 first quarter, up from 5.8% of revenue in the same period of the prior year.

As a result, operating income was $4.5 million in the quarter, or 7.1% of revenue, compared with $5.6 million, or 9.5% of revenue, in the first quarter of 2015.  Net income was $2.1 million, or $0.23 per diluted share, for the 2016 first quarter compared with $3.0 million, or $0.32 per diluted share, for the prior-year period.

First quarter earnings before interest, taxes, depreciation, amortization, stock compensation and business development expense (“Adjusted EBITDA”) were $7.4 million compared with $8.1 million in the first quarter of 2015.  The Company believes that, when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles, Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

See the attached table for a description of non-GAAP financial measures and reconciliation table for Adjusted EBITDA.

Balance Sheet and Cash Flow Review

Cash and cash equivalents at 2016 first quarter end were $6.3 million compared with $21.3 million at 2015 year end, with the reduced cash position reflecting the Company’s investment in the acquisition of Heidrive where one-half of the total purchase price was funded with cash.

Changes in working capital needs, as well as the payment of certain assumed liabilities from the Heidrive acquisition, resulted in $6.9 million in net cash used in operations in the quarter compared with net cash provided by operations of $0.7 million in first quarter of 2015.  First quarter capital expenditures were $1.0 million, down from $1.4 million in the 2015 first quarter.

Total debt was $77.0 million compared with $67.4 million at December 31, 2015.  The increase was due to the Heidrive acquisition during the quarter.  Debt, net of cash, was $70.7 million, or 50% of net debt to capitalization.

Business Overview

Bookings for the first quarter were $66.4 million, an increase of $8.3 million, or 14.2%, from $58.1 million for the first quarter of 2015.  Backlog as of March 31, 2016 was $81.7 million, an increase of $10.4 million, or 14.5%, from $71.3 million at March 31, 2015 and $10.7 million, or 15.1%, higher than $71.0 million at year-end 2015.  The increase in bookings and backlog was primarily due to the addition of Heidrive.

Mr. Warzala said, “We are encouraged with the progress we have made as we advance our strategy to become the leader in motion solutions for our target markets.  A number of our multi-product motion control solution wins successfully moved into production during the quarter, we realigned and enhanced our North American sales organization, and look for additional lift from the Heidrive acquisition, which provides us multiple growth opportunities through new markets and customers, complementary products and additional technical competencies in customized motor and system solutions.

“2016 will be a year of change and transformation as we continue to apply our One Allied approach to better serve our customers and markets, use our Allied Systematic Tools to improve productivity and efficiency, and invest in the further development of our motion control solutions capabilities and offerings to drive higher value sales and margin expansion.  We also intend to restructure a significant portion of our debt later this year.”

Conference Call and Webcast

The Company will host a conference call and webcast on Thursday, May 5, 2016 at 11:00 AM ET.  During the conference call, management will review the financial and operating results for the 2016 first quarter and discuss Allied Motion’s corporate strategy and outlook.  A question and answer session will follow.

To listen to the live call, pre-registration is required and can be completed via the pre-register link below to receive a return email containing the dial-in number and a unique PIN to gain immediate access to the call.

Pre-registration link: http://services.choruscall.ca/DiamondPassRegistration/register?confirmationNumber=10001007&linkSecurityString=1309c4391

The listen-only audio webcast can be monitored at: http://www.alliedmotion.com/investors

A telephonic replay will be available from 2:00 PM ET on the day of the call through Thursday, May 12, 2016.  To listen to the archived call, dial (858) 384-5517 and enter replay pin number 10001007 or access the webcast replay via the Company’s website.  A transcript will also be posted to the website once available.

About Allied Motion Technologies Inc.

Allied Motion (NASDAQ: AMOT), designs, manufactures and sells precision and specialty motion control components and systems used in a broad range of industries within our major served markets, which include the Vehicle, Medical, Aerospace & Defense, Electronics and Industrial.  The Company is headquartered in Amherst, NY, has global operations and sells into markets across the United States, Canada, South America, Europe and Asia.

Allied Motion is focused on motion control applications and is known worldwide for its expertise in electro-magnetic, mechanical and electronic motion technology.  Its products include brush and brushless DC motors, brushless servo and torque motors, coreless DC motors, integrated brushless motor-drives, gear motors, gearing, modular digital servo drives, motion controllers, incremental and absolute optical encoders, and other associated motion control-related products.  The Company’s growth strategy is focused on becoming the motion solution leader in its selected target markets by leveraging its “technology/know how” to develop integrated solutions that utilize multiple Allied Motion technologies to “change the game” and create increased value solutions for its customers.

The Company routinely posts news and other important information on its website at http://alliedmotion.com.

Safe Harbor Statement

The statements in this press release and in the Company’s May 5, 2016 conference call that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the word “believe,” “anticipate,” “expect,” “project,” “intend,” “will continue,” “will likely result,” “should” or words or phrases of similar meaning.  Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from the expected results described in the forward-looking statements.  The risks and uncertainties include those associated with: the domestic and foreign general business and economic conditions in the markets we serve, including political and currency risks and adverse changes in local legal and regulatory environments; the introduction of new technologies and the impact of competitive products; the ability to protect the Company’s intellectual property; our ability to sustain, manage or forecast its growth and product acceptance to accurately align capacity with demand; the continued success of our customers and the ability to realize the full amounts reflected in our order backlog as revenue; the loss of significant customers or the enforceability of the Company’s contracts in connection with a merger, acquisition, disposition, bankruptcy, or otherwise; our ability to meet the technical specifications of our customers; the performance of subcontractors or suppliers and the continued availability of parts and components; changes in government regulations; the availability of financing and our access to capital markets, borrowings, or financial transactions to hedge certain risks; the ability to attract and retain qualified personnel who can design new applications and products for the motion industry; the ability to implement our corporate strategies designed for growth and improvement in profits including to identify and consummate favorable acquisitions to support external growth and the development of new technologies; the ability to successfully integrate an acquired business into our business model without substantial costs, delays, or problems; our the ability to control costs, including the establishment and operation of low cost region manufacturing and component sourcing capabilities; and other risks and uncertainties detailed from time to time in the Company’s SEC filings.  Actual results, events and performance may differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results.  Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:	Investor Contact:

Sue Chiarmonte Allied Motion Technologies Inc. Phone: 716-242-8634 x602 Email: sue.chiarmonte@alliedmotion.com	Deborah K. Pawlowski Kei Advisors LLC Phone: 716-843-3908 Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

ALLIED MOTION TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the quarter ended
	March 31,		Change
	2016	2015	$	%
Revenue	$63,675	$59,580	$4,095	6.9%
Cost of goods sold	45,398	42,080	3,318	7.9%
Gross profit	18,277	17,500	777	4.4%
Gross profit margin	28.7%	29.4%
Operating costs and expenses:
Selling	2,424	2,208	216	9.8%
General and administrative	6,409	5,553	856	15.4%
Engineering and development	4,050	3,446	604	17.5%
Business development	83	—	83	100.0%
Amortization of intangible assets	779	662	117	17.7%
Total operating costs and expenses	13,745	11,869	1,876	15.8%
Operating income	4,532	5,631	(1,099)	(19.5)%
Operating income margin	7.1%	9.5%
Interest expense	1,532	1,515	17	1.1%
Other income	15	(266)	281	(105.6)%
Total other expense	1,547	1,249	298	23.9%
Income before income taxes	2,985	4,382	(1,397)	(31.9)%
Provision for income taxes	(858)	(1,406)	548	(39.0)%
Net Income	$2,127	$2,976	$(849)	(28.5)%

Basic earnings per share:
Earnings per share	$0.23	$0.32	$(0.09)	(29.0)%
Basic weighted average common shares	9,273	9,208
Diluted earnings per share:
Earnings per share	$0.23	$0.32	$(0.09)	(29.0)%
Diluted weighted average common shares	9,273	9,208

ALLIED MOTION TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$6,316	$21,278
Trade receivables, net of allowance for doubtful accounts of $772 and $611 at March 31, 2016 and December 31, 2015, respectively	29,729	22,710
Inventories, net	31,279	26,175
Prepaid expenses and other assets	4,980	3,749
Total Current Assets	72,304	73,912
Property, plant and equipment, net	37,603	35,315
Deferred income taxes	5,160	5,099
Intangible assets, net	36,407	29,984
Goodwill	31,293	17,757
Other long term assets	3,651	2,631
Total Assets	$186,418	$164,698
Liabilities and Stockholders’ Equity
Current Liabilities:
Debt obligations	21,947	9,860
Accounts payable	14,201	13,000
Accrued liabilities	13,013	11,121
Total Current Liabilities	49,161	33,981
Long-term debt	55,037	57,518
Deferred income taxes	5,141	3,181
Deferred compensation arrangements	3,151	2,636
Pension and post-retirement obligations	4,192	2,785
Total Liabilities	116,682	100,101
Commitments and Contingencies
Stockholders’ Equity:
Common stock, no par value, authorized 50,000 shares; 9,354 and 9,276 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	29,151	27,824
Preferred stock, par value $1.00 per share, authorized 5,000 shares; no shares issued or outstanding	—	—
Retained earnings	48,537	46,650
Accumulated other comprehensive loss	(7,952)	(9,877)
Total Stockholders’ Equity	69,736	64,597
Total Liabilities and Stockholders’ Equity	$186,418	$164,698

ALLIED MOTION TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the three months ended
	March 31,
	2016	2015
Cash Flows From Operating Activities:
Net income	$2,127	$2,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,270	1,807
Deferred income taxes	96	50
Stock compensation expense	513	433
Other	(217)	(198)
Changes in operating assets and liabilities:
Trade receivables	(6,423)	(3,395)
Inventories, net	(16)	(728)
Prepaid expenses and other assets	(484)	(50)
Accounts payable	(520)	1,891
Accrued liabilities	(4,261)	(2,117)
Net cash (used in) provided by operating activities	(6,915)	669

Cash Flows From Investing Activities:
Consideration paid for acquisition, net of cash acquired	(17,000)	—
Purchase of property and equipment	(984)	(1,436)
Net cash used in investing activities	(17,984)	(1,436)

Cash Flows From Financing Activities:
Borrowings on lines-of-credit, net	10,859	315
Principal payments of long-term debt	(1,875)	(1,500)
Dividends paid to stockholders	(224)	(225)
Stock transactions under employee benefit stock plans	811	1,171
Net cash provided by (used in) financing activities	9,571	(239)
Effect of foreign exchange rate changes on cash	366	(1,064)
Net decrease in cash and cash equivalents	(14,962)	(2,070)
Cash and cash equivalents at beginning of period	21,278	13,113
Cash and cash equivalents at end of period	$6,316	$11,043

ALLIED MOTION TECHNOLOGIES INC.

(In thousands)

Reconciliation of Non-GAAP Financial Measures

The Company believes Adjusted EBITDA is often a useful measure of a Company’s operating performance and is a significant basis used by the Company’s management to measure the operating performance of the Company’s business because Adjusted EBITDA excludes charges for depreciation and amortization, and interest expense resulting from our debt financings, as well as our provision for income tax expense, stock compensation expense and business development costs.  Adjusted EBITDA does not represent and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

The Company’s calculation of Adjusted EBITDA for the three months ended March 31, 2016 and 2015 is as follows:

	Three Months Ended
	March 31,
	2016	2015
Net income (loss)	2,127	2,976
Interest expense	1,532	1,515
Provision for income tax	858	1,406
Depreciation and amortization	2,270	1,807
EBITDA	$6,787	$7,704
Stock compensation expense	513	433
Business development costs	83	—
Adjusted EBITDA	$7,383	$8,137